UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERICOL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	33-1219696 (IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s

Principal Executive Offices)

5795 Ave. Decelles, Ste. 511

Montreal, QC H3S2C4

Canada

Telephone (514) 9636339

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

Copies To:

Stepp Law Corporation

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

Phone: (949) 660-9700

Fax: (949) 660-9010

_____________________________

pg. 1

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__| Accelerated filer |__|

 Non-accelerated filer    |__| Smaller reporting company      | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	6,000,000	$0.01	$60,000	$6.97

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 2

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERICOL, INC.

6,000,000 Shares of Common Stock

$0.01 per share

This is the initial offering of common stock of Mericol, Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-efforts basis 6,000,000 shares of common stock at a price of $0.01 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we are able to raise sufficient amount to cover our expanses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Pojoga will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  The shares will be offered at a fixed price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Mericol, Inc. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 8 through 14 before buying any shares of Mericol, Inc’s common stocks. Our independent registered public accountant has issued an audit opinion for Mericol, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors. Regardless of how much money is raised in this offering all proceeds raised will be retained by Mericol, Inc. and will not be returned to investors.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0013	$0.0087
Total	$60,000	$8,000	$52,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  June 9 , 2011

pg. 3

pg. 4

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY”, “WE”, “OUR”, “US” OR “MERICOL, INC.” REFER TO MERICOL, INC., UNLESS THE CONTEXT OTHERWISE INDICATES. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

MERICOL, INC.

Mericol, Inc. was founded in the State of Nevada on November 17, 2010. We are a Montreal-based company and intend to provide 3D printing services. 3D printing technologies find use in the industrial design, architecture, engineering and construction (AEC), automotive, aerospace, dental and medical industries. 3D printing is a form of additive manufacturing technology where a three dimensional object is created by laying down successive layers of material. 3D printers are generally faster, more affordable and easier to use than other additive manufacturing technologies. (1) 3D printers offer product developers the ability to print parts and assemblies made of several materials with different mechanical and physical properties in a single build process.

(1) http://en.wikipedia.org/wiki/3D_printing

We are a development stage company with limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from November 17, 2010 (date of inception) to March 31, 2011, report no revenues and a net loss of $504.  Our independent registered public accountant has issued an audit opinion for Mericol, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of the service agreement with Licon, Corp. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history and will need to obtain additional financing in order to complete our business plan. We do not have any arrangements for financing and there is no guarantee that you will be able to obtain additional financing.

Our principal office is located at 5795 Ave. Decelles, Ste. 511, Montreal, QC, H3S2C4, Canada. Our telephone number is (514)9636339.  We were incorporated on November 17, 2010 under the laws of the state of Nevada. Our fiscal year end is March 31. Our only employee is our sole director and officer, Mr. Sergiu Pojoga, and he will be devoting approximately 30% (15 hours/week) of his time to our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 5

THE OFFERING

The Issuer:	Mericol, Inc.
Securities Being Offered:	6,000,000 shares of common stock
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds if 100% of the Shares Are Sold	$ 60,000
Net Proceeds if 50% of the Shares Are Sold	$ 30,000
Securities Issued and Outstanding:	There are 7,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Sergiu Pojoga.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

pg. 6

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2011

Balance Sheet
Total Assets	$7,495
Total Liabilities	$499
Stockholders’ Equity	$6,996

Period from November 17, 2010 (date of
inception) to March 31, 2011

Income Statement
Revenue	$-
Total Expenses	$504
Net Loss	$(504)

pg. 7

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We will need to obtain additional financing which may not be available.

We have limited operations and no revenues.  We need the proceeds from this offering that enable us, after paying the expenses of this offering, to initiate development on our website, purchase computers and 3D printer, begin negotiating with potential customers first  in Canada and later, assuming we have available funds, in  North America, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that the approximate cost of the offering will be $8,000 and the minimum capital necessary to fund our planned operations for the 12-month period will be approximately $30,000 and will be needed for general administrative expenses, business development, marketing costs, support materials. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

If we do not obtain additional financing, our business will fail.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently have limited operations and no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

pg. 8

We are solely dependent upon the funds to be raised in this offering to start our business and to cover the costs of the offering. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure.  Specifically, there is no a minimum number of share that needs to be sold in this offering for us to access the funds. There is no assurance that we will generate sufficient funds to cover the costs of the offering. Given that the offering is a best efforts, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We will need additional funds to complete further development of our business. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

We were incorporated on November 17, 2010 and we have limited operations and no revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $504. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers of our services in Canada and later, assuming available funds, in North America. We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

If our internal controls are found to be ineffective, our financial condition may be adversely affected.

If our internal control over financial reporting is found to be ineffective because our sole employee occupies all corporate positions or if we identify a material weakness or significant deficiency in our financial reporting, investors may lose confidence in the reliability of our financial statements, which may adversely affect our financial condition.

Because Mr. Pojoga, our sole Executive Officer and Director, is not a resident of the United States it may be difficult to enforce any liabilities against him.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Sergiu Pojoga, our sole Executive Officer and Director resides  in Canada .. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

pg. 9

Because company’s headquarters are located in Canada , U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of State of Nevada, our officers and director is a non-U.S. resident and our headquarters are located in Canada ..  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Canada it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Mr. Sergiu Pojoga, will only be devoting limited time to our operations. Mr. Pojoga intends to devote approximately 15 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Sergiu Pojoga from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Pojoga may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

If Mr. Sergiu Pojoga, our sole officer and director, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

We extremely depend on the services of our sole officer and director, Mr. Pojoga, for the future success of our business. The loss of the services of Mr. Pojoga could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

pg. 10

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive. There are many different 3D printing and rapid prototyping  companies in North America and our services will not be unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

If we do not attract customers, we will not make a profit, which ultimately result in a cessation of operations.

We have no customers.  We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

Competition for potential customers is intense. Failure to compete will affect our financial condition.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

The 3D printing and rapid prototyping industry might be affected by general economic decline and this could adversely affect our operating results and could lead to lower revenues than expected.

The 3D printing and rapid prototyping industry might be affected by general economic decline. As of the time of this registration statement the construction industry in Canada and in North America, which we significantly rely and depend on, was experiencing an economic down turn.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

pg. 11

Our revenue and profitability may be negatively affected by advances in technology that create alternate forms of 3D printing and rapid prototyping industry.

The multimedia industry in general and the 3D printing and rapid prototyping industry in particular continue to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, we cannot accurately predict the overall effect that such changes may have on the potential revenue from and profitability of company’s services. Any future changes in technology may change the way we operate our business and add unforeseen costs to our business.

Because our sole officer and director will own 55.56% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr. Pojoga, our sole officer and director, will own 55.56% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Pojoga may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 7,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

pg. 12

We have not paid dividends and we do not expect to pay them in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

pg. 13

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000. If necessary, Sergiu Pojoga, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

pg. 14

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 ..  In addition, there is no guarantee that we will raise any funds in this offering.

		$ 15,000		30,000		45,000	$60,000
Gross proceeds		$15,000		$30,000		$45,000	$60,000
Legal and Professional fees		$8,000		$8,000		$8,000	$8,000
Net proceeds		$7,000		$22,000		$37,000	$52,000

The net proceeds will be used as follows:
Website development		$2,000		$2,000		$4,000	$4,000
Marketing and advertising		$500		$1,500		$6,000	$6,000
Software purchase		$4,500		$4,500		$4,500	$4,500
PCs and 3D printer purchase	$			$11,000		$15,000	$15,000
Establishing an office	$			$2,000		$5,000	$5,000
Salaries/Independent Contractor Fees	$		$		$		$15,000
Other Expenses	$			$1,000		$2,500	$2,500

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Sergiu Pojoga, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

pg. 15

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2011, the net tangible book value of our shares of common stock was $6,996 or approximately $0.0009 per share based upon 7,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 13,500,000 shares to be outstanding will be $58,996 or approximately $0.0044 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0035 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0044 per share.

After completion of this offering, if 6,000,000 shares are sold, investors in the offering will own 44.44% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Our existing stockholders will own 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totaling $7,500.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $28,996, or approximately $0.0028 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0019 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0028 per share.

pg. 16

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.01 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $7,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholders	$52,000
Net tangible book value per share after offering	$0.0044
Increase to present stockholders in net tangible book value per share
after offering	$0.0035
Capital contributions	$7,500
Number of shares outstanding before the offering	7,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	13,500,000
Percentage of ownership after offering	55.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.01
Dilution per share	$0.0056
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	11.11%
Percentage of capital contributions by new investors	88.89%
Percentage of ownership after offering	44.44%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0072
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	20%
Percentage of capital contributions by new investors	80%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	28.57%

pg. 17

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Mericol, Inc. has 7,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 6,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Sergiu Pojoga will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Pojoga is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Pojoga will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Pojoga is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Pojoga will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Pojoga  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Pojoga will restrict his participation in the offering of our securities to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in this registration statement; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Mericol, Inc. will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Mericol, Inc. has complied.

pg. 18

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Mericol, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Mericol, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

pg. 19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation, have limited operations and have not realized or generated any revenues from our business operations. Our cash balance is $7,495 as of March 31, 2011.  Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Sergiu Pojoga, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees,  professional fees and any other future expenses associated with the registration process of this offering ..  Mr. Pojoga, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering ..

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, purchase computer and software and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy to develop and penetrate new products, services and markets. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

If we are unable to successfully attract enough customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

pg. 20

We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Sergiu Pojoga, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

No proceeds will be used as direct or indirect payments to Mr. Pojoga or his affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 50% of the securities offered for sale by the Company and raise the gross proceeds of $30,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Sergiu Pojoga, our Sole Officer and Director.

Currently, our monthly burn rate or average monthly costs, is approximately $2,000 (we are three months into the year and have spent $6,000 year to date, on operating expenses, legal and audit fees).

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions , unless extended by our board of directors for an additional 90 days .. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Develop Our Website. Time Frame: 1st- 3rd months. Minimum Cost $2,000.

Upon the completion of the offering, we intend to begin developing our website. Our director, Sergiu Pojoga will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The minimum website development costs, including site design and implementation will be approximately $2,000.   If we sell at least 75% of the shares offered we will develop more sophisticated, user-friendly and well designed web site, therefore website developing cost will be $4,000. Updating and improving our website will continue throughout the lifetime of our operations.

pg. 21

Set up Office. Time Frame: 3rd-5th months. Minimum cost $2,000.

In third month after completion of our offering we plan to set up office in Canada and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations. If we sell at least 75% of the shares offered we will spend $5,000 to set-up ore office. Our sole officer and director will handle our administrative duties.

Minimum o ffice requirements:

     Furnishings               $  400

     Filing                        $  400

     Print/Scan/Fax          $  900

     Phone                        $  100

     Misc                          $  200

Purchase PCs , Software and 3D print er .. Time Frame: 5th-6th. Estimated cost $1 5,500 ..

After our office is established we intend to purchase computers , software and 3D print er necessary for our business. Purchase costs of 2 computers we plan on acquiring will be approximately $2,000; cost of 3D printer is estimated to be about $9,000 and software will cost approximately $4,500. If we sell at least 75% of the shares offered we will purchase latest version of PCs and 3D printer that will cost $4,000 and $11,000 accordingly.

Negotiate service agreements with potential customers. Time Frame: 7th-12th months.

Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Mr. Pojoga, will look for potential customers. As of May 4, 2011 Licon, Corp. is the only Canadian company with which we have signed a service agreement. We believe we should have the minimum of two additional service agreements negotiated within 30 days of setting up our office. Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 8th-12th months. Minimum cost $1,500.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. We will offer our existing clients 3-5% of the net profits realized from successful referrals.

pg. 22

We also plan to attend shows and exhibitions in 3D, architectural and construction industries, which help 3D artists, 3D modelers, architects, advertising agencies, interior designers, and various sectors which have need of 3D   in Canada come face to face and find new business opportunities and partners. We intend to spend about $1,500 on marketing efforts during the first year if we sell half of the shares offered .. If we sell at least 75% of the shares in this offering we will spend about $6,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Part-Time 3D Printing and Rapid Prototyping specialist. Time Frame: 10th-12th months. Estimated Cost $15,000.

If we sell 100% of the shares in this offering, we will hire one part-time 3D printing specialist with good knowledge and broad connections to the 3D printing and rapid prototyping industry. His job would be in the creation of high-quality 3D prints and prototypes.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations if 50% and 100% of the shares offered are sold :

Marketing costs	1,500	6,000
Website development costs	2,000	4,000
PCs purchase	2,000	4,000
3D printer purchase	9,000	11,000
Legal and Professional fees	8,000	8,000
Office Set Up	2,000	5,000
Software purchase	4,500	4,500
Salaries/Independent Contractor Fees		15,000
Other	1,000	2,500
Total	$30,000	$60,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and selling our products and there is no guarantee that we will be able to raise funds through this offering. Until we start to sell our product, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Sergiu Pojoga, our president will be devoting approximately 30% (15 hours/week) of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Pojoga has agreed to commit more time as required. Because Mr. Pojoga will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

pg. 23

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 17, 2010 to March 31, 2011

During the period we incorporated the company, prepared a business plan and signed service agreement with Licon, Corp. Our loss since inception is $504. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

Since inception, we have sold 7,500,000 shares of common stock to our sole officer and director for $7,500.

Liquidity and capital resources

As of March 31, 2011, the Company had $7,495 cash and our liabilities were $499, comprising $499 owed to Sergiu Pojoga, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 7,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $7,500.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

pg. 24

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Sergiu Pojoga, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement and there is no guarantee that Mr. Pojoga will provide such a loan. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue by the end of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

pg. 25

BUSINESS

General

We were incorporated in the State of Nevada on November 17, 2010. We are a start-up stage operations and have not generated any revenues. We intend to provide 3D printing services.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the service agreement with Licon, Corp. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722. Our business office is located at 5795 Ave. Decelles, Ste. 511, Montreal QC H3S 2C4, Canada. Our telephone number is (514) 9636339.

We have limited operations. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

We intend to provide 3D printing services and plan on using advanced computer technology to produce rapid 3D prototyping. Three-dimensional printing technologies find use in the industrial design, architecture, engineering and construction, automotive, aerospace, dental and medical industries and are more affordable and easier to use than other additive manufacturing technologies. (2)

(2) http://en.wikipedia.org/wiki/3D_printing

Currently a large number of competing technologies are available to do 3D printing. Their main differences are found in the way layers are built to create parts. The following are the predominant technologies used in 3D Printers:

1. Stereolithography (SLA)

StereoLithography is one of the most common rapid prototyping (RP) systems. The system utilizes a computer controlled ultraviolet laser beam to harden a photocurable liquid resin to produce 3-D copies of computer-aided design ( CAD ) models. The SLA computer utilizes a file format output from professional solid modeling software programs.

2. Fused Deposition Modeling (FDM)

FDM is a rapid prototyping process used to produce functional thermoplastic models directly from computer-aided design data. The system utilizes a CNC (computer numerical control) controlled extruder-head which squeezes a fine filament of melted thermoplastic through a nozzle. The nozzle deposits the heated plastic layer-by-layer to form the desired shape. The liquid material hardens immediately on contact in the cooler environment.

pg. 26

3. Selective Laser Sintering (SLS)

The system utilizes the carbon dioxide ( CO2 ) lasers to selectively fuse together layers of powdered plastic, metal or ceramic materials to create durable 3-D copies of solid computer-aided design ( CAD ) models in a few hours.

4. Three-Dimensional Printing (3DP)

Three dimensional printing is a quick, low cost rapid prototyping process used for concept modeling (concept modeling is the process of developing a graphical representation or model from the real world) .. The system applies a thin layer of powder on a chamber surface. The ink-jet style spray head deposits a liquid adhesive onto the powder in a 2-D pattern, bonding the layer to form the object. Materials are starch or plaster based which a fragile when handled. The process yields a slightly rough textured surface with lower accuracy than other popular rapid prototyping ( RP ) systems.

5. Inkjet 3D printing

The printer creates the model one layer at a time by spreading a layer of powder (plaster, or resins) and inkjet printing a binder in the cross-section of the part. The process is repeated until every layer is printed. This technology is the only one that allows for the printing of full color prototypes. This method also allows overhangs and is recognized as the fastest method.

Each method has its advantages and drawbacks, and consequently some companies offer a choice between powder and polymer as the material from which the object emerges. Generally, the main considerations are speed, cost of the printed prototype, cost of the 3D printer, choice of materials and color capabilities.

Unlike stereolithography, inkjet 3D printing is optimized for speed, low cost, and ease-of-use, making it suitable for visualizing during the conceptual stages of engineering design through to early-stage functional testing. No toxic chemicals like those used in stereolithography are required, and minimal post printing finish work is needed; one need only to use the printer itself to blow off surrounding powder after the printing process. (3)

(3) http://en.wikipedia.org/wiki/3D_printing

Working from digital data of fully detailed images, Mericol, Inc. plans to create high detail, high quality three-dimensional prints using Fused Deposition Modeling system (FDM). Our 3D prints can be used in the industrial design, architecture, engineering and construction (AEC), automotive, aerospace, dental and medical industries.

History of Three-Dimensional Printing

The technology for printing physical 3D objects from digital data was first developed by Charles Hull in 1984. He named the technique as Stereolithography and obtained a patent for the technique in 1986. After obtaining the patent, he founded 3D Systems and developed the first commercial 3D Printing machine. However the term “3D Printer” was not used by that time and the machine was called only as Stereolithography Apparatus. As the technology was very new, 3D Systems delivered the first version of the machine to only a few selected customers and based on their feedback, 3D Systems developed an improved version, named SLA-250, which was made available to the general public in 1988.

pg. 27

While Stereolithography systems had become popular by the end of 1980s, other similar technologies such as Fused Deposition Modeling (FDM) and Selective Laser Sintering (SLS) were introduced. FDM was invented in 1988 by Scott Crump who founded Stratasys in the next year to commercialize the technology. Stratasys sold its first FDM-based machine, "3D Modeler", in 1992. During the same year, DTM marketed SLS based systems.

In 1993, Massachusetts Institute of Technology (MIT) patented another technology, named "3 Dimensional Printing techniques", which is similar to the inkjet technology used in 2D Printers. In 1995, Z Corporation obtained an exclusive license from MIT to use the technology and started developing 3D Printers based on 3DP technology.

In 1996, three major products, "Genisys" from Stratasys, "Actua 2100" from 3D Systems and "Z402" from Z Corporation, were introduced. It was only during this period, the term "3D Printer" was first used to refer rapid prototyping machines. During the late 1990s and early 2000s, several relatively low-cost 3D Printers came into the market.

In 2005, Z Corp. launched a breakthrough product, named Spectrum Z510, which was the first high definition color 3D Printer in the market.

Another breakthrough in 3D Printing occurred in 2006 with the initiation of an open source project, named Reprap, which was aimed at developing a self-replicating 3D printer. The first version of Reprap “Darwin”, which was released in 2008, can manufacture about 50 percent of its own parts. The second version of Reprap “Mendel” was released in October 2009. In August of 2010 the third generation design, "Huxley", was officially named. Development is based on a miniaturized version of the “Mendel” hardware with 30% of the original print volume.

Marketing Our Product

We plan to market our services in Canada. Our expected share of Canadian market is difficult to determine given that our market is highly competitive.  We do not plan to target any particular portion of Canadian market. Initially, our services will be promoted by our President, Mr. Sergiu Pojoga.  The marketing and advertising will be targeted to industrial designers, architects, engineers and builders and various sectors which have need of 3D printing in Canada including, but not limited to automotive, aerospace, dental and medical industries. We intend to develop and maintain a database of potential clients who may want to use Mericol’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site .. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is highly questionable.

pg. 28

Revenues

The company’s revenues will be what we charge our clients for our services. Prices for our service will depend on a number of factors including but not limited to:

- Size of the order

- Material and finishes required to complete the order

- Complexity of the model

- Color combinations

The price of the order will be mostly determined by the material used to print the product in 3D and the size of order. Materials are usually priced per cubic inch and vary from USD$3.75 for White Strong and Flexible to USD$50.00 for Sterling Silver a nd do not include our intended mark-up of 30-40%.

The work flow for our 3D printing services will be as follows:

1. Customer emails about the project requirements along with necessary documents, materials and digital files.

2. Our quote is submitted to the customer for approval.

3. Upon approval of pricing and terms service agreement is signed and the work for 3D printing or rapid prototyping is commenced.

4. The work is completed and delivered to the Customer.

5. An invoice for the job is submitted.

6. Payment received by money order, bank to bank transfer, check, etc.

To achieve profitability we need to have at least 3 orders per month, with average order price of USD3,000 and our mark-up of 30-40%. However, we cannot guarantee that in future we will be able to find successful contracts with the potential customers in need of 3D printing services, in which case our business may fail and we will have to cease our operations.

Competition

Our competitors will include Canadian companies providing 3D printing services with substantial customer bases and working history. We will not be differentiating ourselves from the foregoing, but merely competing with them. The market of three-dimensional printing services is large and fragmented, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we are a development stage company with limited operations. Older, well-established companies providing 3D printing and rapid prototyping services with records of success currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of 3D services that we intend to provide.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

pg. 29

Agreement

On March 8, 2011 Service Agreement was signed with Licon, Corp., Canada based company. The agreement with Licon, Corp. contains the following material terms:

1. Specifications. The Fabricator agrees to produce the Work in accordance with the following specifications:

Title	Description	Quantity
1. Tree A	Scaled model of a leaf tree	5
2. Tree B	Scaled model of a leaf tree	5
3.Tree C	Scaled model of a leaf tree	5
4. Shrub A	Scaled model of a bush plant	4
5. Shrub B	Scaled model of a bush plant	6
6. Park bench	Scaled model of a park bench	3
7. Street bench	Scaled model of a street bench	2
8. Street light	Scaled model of a street light	4
9. Park lamppost	Scaled model of a lamppost	3
10. Street bin	Scaled model of a street bin	2
11. House	Scaled model of a residential building	1

2. Models should be produced in 1:48 scale. Material to be used for the prototyping of models is acrylonitrile butadiene styrene plus (ABSPlus) plastic. Price to print models is USD$23.00 per cubic inch (material plus work). Color is ivory.  Customer should provide original files of computer generated 3d models in 3DS, VRML or OBJ format for every abovementioned title.

3. Price. The price for the quantities specified in Paragraph 1 shall be USD $3,720.

4. Payment. The price shall be payable within 10 days of delivery.

We estimate that we need to raise $ 30,000 in this offering to complete the order. The agreement does not have a termination date and it is not conditioned upon the closing of the offering.

Initially, our director Mr. Pojoga will work with the current service agreement.  In the future we also expect Mr. Pojoga to work on other service agreements with Mericol’s potential customers.

We cannot guarantee that we will be able to find successful contracts with Canadian industrial designers, architects, engineers and builders and various sectors which have need of 3D printing in Canada including, but not limited to automotive, aerospace, dental and medical industries, in which case our business may fail and we will have to cease our operations.

pg. 30

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Sergiu Pojoga, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Sergiu Pojoga. We intend to hire a part-time employee 10-12 months after the completion of the offering only if we sell the maximum number of shares in this offering.

Offices

Our office is currently located at 5795 Ave. Decelles, Ste. 511, Montreal, QC, H3S2C4 Canada. Our telephone number is (514) 9636339. This is the office of our Director, Mr. Sergiu Pojoga.  We do not pay any rent to Mr. Pojoga and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

pg. 31

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in Canada as our customers will be responsible for the taxes or any other additional charges that might incur while purchasing our products.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Sergiu Pojoga	29	President, Principal Executive Officer, Secretary,
5795 Ave. Decelles, Ste. 511		Treasurer, Principal Financial Officer, Principal
Montreal QC H3S2C4		Accounting Officer and sole member of the Board of
Canada		Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Mr. Pojoga has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on November 17, 2010.  Mr. Pojoga owns 100% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Mr. Pojoga was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Pojoga’s previous employments.  Mr. Pojoga’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

In 2003, Mr. Pojoga graduated from University of Moldova with Bachelor Degree in Computer Science.  After graduation, from 2003 to 2004, he worked for the National Commission of Financial Markets in Moldova. In 2005 he went on working for DAAC-Hermes, a Moldova based company, specializing in auto sales. In June of 2009 Mr. Pojoga accepted position of telecommunications provisioning specialist at Convergia Networks, a Montreal-based corporation, specializing in voice and data services, including local analog and digital phone lines, long distance, cellular services, hosted PBX, dedicated PRI and T1 voice circuits, ADSL, high speed static IP Internet, MPLS networks, audio and web conferencing, VOIP, SIP trunking and computer softphone. Mr. Pojoga’s job responsibilities include, but are not limited to planning network installations by ordering service and gathering equipment supplies, materials, and tools; working with internal installation team and engineering team to ensure that site surveys contain relevant information to accommodate telecom provisioning.

pg. 32

Mr. Pojoga intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Mericol, Inc.

During the past ten years, Mr. Pojoga has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Pojoga was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Pojoga’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending March 31, 2011 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

pg. 33

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Sergiu	2010	0	0	0	0	0	0	0	0
Pojoga	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Pojoga will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Sergiu Pojoga	2010	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

pg. 34

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Sergiu Pojoga	7,500,000	100%	7,500,000	55.56%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Pojoga is the only "promoter" of our company.

pg. 35

Future sales by existing stockholders

A total of 7,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 7,500,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

pg. 36

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

pg. 37

CERTAIN TRANSACTIONS

In March 2011, we issued a total of 7,500,000 shares of restricted common stock to Sergiu Pojoga, our sole officer and director in consideration of $7,500.

Further, Mr. Pojoga has advanced funds to us. As of March 31, 2011, Mr. Pojoga advanced us $499. Money is not due on demand and Mr. Pojoga will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Pojoga. Mr. Pojoga will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Pojoga does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Pojoga or the repayment of the funds to Mr. Pojoga. The entire transaction was verbal .. Mr. Pojoga is providing us office space free of charge and we have a verbal agreement with Mr. Pojoga that, if necessary, he will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to March 31, 2011, included in this prospectus have been audited by Cordovano and Honeck, LLP as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Stepp Law Corporation has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and not in connection with any other matters.

pg. 38

FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (November 17, 2010) to March 31, 2011 immediately follow:

FINANCIAL STATEMENTS

pg. 39

Report of Independent Registered Public Accounting Firm

To the Director and Shareholder

Mericol, Inc.:

We have audited the accompanying balance sheet of Mericol, Inc. (a development stage company) as of March 31, 2011, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from November 17, 2010 (inception) through March 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mericol, Inc. as of March 31, 2011, and the results of its operations and its cash flows for the period from November 17, 2010 (inception) through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a limited operating history and has suffered operating losses since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck LLP

Englewood, Colorado

May 3, 2011

pg. 40

MERICOL, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	MARCH 31, 2011
Current Assets
Cash and cash equivalents	$ 7,495

Total Assets	$ 7,495

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Indebtedness to related party (Note 4)	499

Total Liabilities	499

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 7,500,000 shares issued and outstanding (Note 5)	7,500
Deficit accumulated during the development stage	(504)
Total Stockholder’s Equity	6,996

Total Liabilities and Stockholder’s Equity	$ 7,495

See accompanying notes to financial statements.

pg. 41

MERICOL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM NOVEMBER 17, 2010 (INCEPTION) TO MARCH 31, 2011

REVENUES	$ 0

OPERATING EXPENSES
General and Administrative Expenses	504
TOTAL OPERATING EXPENSES	504
NET LOSS FROM OPERATIONS	(504)
PROVISION FOR INCOME TAXES	0

NET LOSS	$ (504)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,555,556

See accompanying notes to financial statements.

pg. 42

MERICOL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S EQUITY

 FOR THE PERIOD FROM NOVEMBER 17, 2010 (INCEPTION) TO MARCH 31, 2011

	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Deficit

Inception, November 17, 2010	-	$ -	$ -	$ -
March 4, 2011
Shares sold to officer/director at $0.001 per share (Note 4)	7,500,000	7,500	-	7,500
Net loss for the period ended March 31, 2011	-	-	(504)	(504)

Balance, March 31, 2011	7,500,000	$ 7,500	$ (504)	$ 6,996

See accompanying notes to financial statements.

pg. 43

MERICOL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM NOVEMBER 17, 2010 (INCEPTION) TO MARCH 31, 2011

OPERATING ACTIVITIES
Net loss for the period	$ (504)
CASH FLOWS USED IN OPERATING ACTIVITIES	(504)

FINANCING ACTIVITIES
Proceeds from sale of common stock	7,500
Indebtedness to related party	499
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	7,999

NET INCREASE IN CASH	7,495
Cash, beginning of period	0
Cash, end of period	$ 7,495
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

pg. 44

MERICOL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

MERICOL, INC. (the "Company") was incorporated under the laws of the State of Nevada, U.S. on November 17, 2010. We are a Montreal-based company and intend to provide 3D printing  services. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through March 31, 2011 the Company has not generated any revenue and has accumulated losses of $504.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $504 as of March 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a March 31 fiscal year end.

pg. 45

MERICOL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $7,495 cash and $-0- cash equivalents as of March 31, 2011.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder.  The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

The FASB ASC clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

We have analyzed filing positions in all of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  The Company has identified its federal tax return as a “major” tax jurisdiction, as defined.  We are not currently under examination by the Internal Revenue Service or any other jurisdiction.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow.  Therefore, no reserves for uncertain income tax positions have been recorded.

pg. 46

MERICOL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2011.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholder’s Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 –INDEBTEDNESS TO RELATED PARTY

The sole officer/director loaned $499 to the Company to pay for incorporation and organization fees.  The amount is due on demand, non-interest bearing and unsecured.  The balance due to sole officer/director was $499 as of March 31, 2011.

NOTE 5 – COMMON STOCK

On March 4, 2011, the Company issued 7,500,000 shares of common stock for cash proceeds of $7,500 at $0.001 per share to its sole officer/director. There were 7,500,000 shares of common stock issued and outstanding as of March 31, 2011

pg. 47

MERICOL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 6– INCOME TAXES

As of March 31, 2011, the Company had net operating loss carry forwards of $504 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2011:

March 31, 2011
Deferred tax assets:
Net operating loss carry forward	$ 504
Total deferred tax assets	76
Less: valuation allowance	(76)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of March 31, 2011 was $76.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at March 31, 2011:

March 31, 2011
Federal statutory tax rate	(15.0)%
Permanent difference and other	15.0%
Effective tax rate	-%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March  31, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

pg. 48

PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

MERICOL, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 49

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.97
Printing and Office Expenses	$93.03
Auditors Fees and Expenses	$4,000.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$900.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Mericol, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Mericol, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Sergiu Pojoga	March 4, 2011	7,500,000	$7,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

pg. 50

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Agreement dated March 8, 2011 between Mericol, Inc. and Licon, Corp.*
23.1	Consent of Cordovano and Honeck, LLP
99.1	Subscription Agreement

   * Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

pg. 51

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 52

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Montreal, Quebec on June 9 , 2011.

MERICOL, INC.

By:	/s/	Sergiu Pojoga
	Name:	Sergiu Pojoga
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergiu Pojoga , as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Mericol, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Sergiu Pojoga
Sergiu Pojoga	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 9 , 2011

pg. 53

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Agreement dated March 8, 2011 between Mericol, Inc. and Licon, Corp.*
23.1	Consent of Cordovano and Honeck, LLP
99.1	Subscription Agreement

  * Previously filed

pg. 54